Exhibit 1.1

PERMROCK ROYALTY TRUST

[•] Trust Units

UNDERWRITING AGREEMENT

Dated:         , 2018

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EXHIBITS

Exhibit A	—	Underwriters
Exhibit B	—	Subsidiaries of the Company
Exhibit C	—	List of Persons Subject to Lock-Up
Exhibit D	—	Form of Lock-Up Agreement
Exhibit E	—	Form of Company Counsel Opinion
Exhibit F	—	Form of Special Delaware Trust Counsel Opinion
Exhibit G	—	Form of Trustee Counsel Opinion
Exhibit H	—	Price-Related Information
Exhibit I	—	Issuer General Use Free Writing Prospectuses
Exhibit J	—	Testing-the-Waters Communications

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PERMROCK ROYALTY TRUST

[•] TRUST UNITS

UNDERWRITING AGREEMENT

,2018

Wells Fargo Securities, LLC
Goldman Sachs & Co. LLC

UBS Securities LLC

As Representatives of the several Underwriters named on Exhibit A hereto
c/o Wells Fargo Securities, LLC
375 Park Avenue
New York, New York  10152

Ladies and Gentlemen:

Boaz Energy II, LLC, a Delaware limited liability company (the “Company”), confirms its agreement herein (the “Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo”), Goldman Sachs & Co. LLC (“Goldman”), UBS Securities LLC (“UBS”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom Wells Fargo, Goldman and UBS, are acting as representatives (in such capacity, the “Representatives”) with respect to the sale by the Company of a total of [•] trust units (the “Initial Securities”) of beneficial interest (the “Trust Units”) of PermRock Royalty Trust, a statutory trust formed under the laws of Delaware (the “Trust”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities as set forth in said Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional Trust Units to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the [•] Trust Units subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”. Certain terms used in this Agreement are defined in Section 16 hereof.

The Company and the Trust understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered. It is understood and agreed by all parties hereto that the Company has caused the formation of the Trust and will convey, or cause to be conveyed, to the Trust, at or prior to the Closing, a net profits interest (the “Net Profits Interest”) entitling the Trust to receive 80% of the net profits from the sale of production of oil and natural gas attributable to the Company’s interest in certain oil and natural gas properties located in the Permian Basin in Texas, in exchange for [•] Trust Units.

Promptly after the execution and delivery of this Agreement, the Trust will prepare and file with the Commission a prospectus dated the date of this Agreement in accordance with the provisions of Rule 430A and Rule 424(b) and the Company has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) is herein called the “Prospectus.”

It is understood and agreed to by all parties hereto that the following transactions have occurred or will occur on or before the Closing Date (as hereinafter defined):

(a)                                 Pursuant to a Conveyance of Net Profits Interest by and among the Company and the Trust dated as of the Closing Date (the “Conveyance”), the Company will convey to the Trust the Net Profits Interest in exchange for which [•] Trust Units will be issued to the Company.

(b)                                 The public offering of the Initial Securities contemplated hereby will be consummated.

(c)                                  The Trust Agreement of the Trust, by and among the Company, Simmons Bank, as trustee (the “Trustee”), and Wilmington Trust, National Association, as Delaware trustee (the “Delaware Trustee”) (the “Organizational Trust Agreement”), shall be amended and restated (as so amended and restated, the “Trust Agreement”).

(d)                                 The Company and the Trust will enter into a registration rights agreement granting registration rights to the Company with respect to the Trust Units it will own after the completion of the offering of the Securities (the “Registration Rights Agreement”).

The transactions described above are referred to, collectively as, the “Transactions.” The “Transaction Documents” shall mean the Conveyance and the Registration Rights Agreement. The “Organizational Documents” shall mean the Organizational Trust Agreement, the Trust Agreement, the Certificate of Trust of the Trust, the Certificate of Formation of the Company and the Limited Liability Company Agreement of the Company, in each case as amended to date. The “Operative Agreements” shall mean the Transaction Documents, the Organizational Trust Agreement and the Trust Agreement.

SECTION 1.  Representations and Warranties.

(a)                                 Representations and Warranties by the Trust and the Company.  Each of the Trust and the Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, and agrees with each Underwriter, as follows:

(1)               Compliance with Registration Requirements.  The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement.  Each of the Initial Registration Statement and any post-effective amendments thereto have been declared effective under the 1933 Act and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, not later than 8:00 a.m. (New York City time) on the business day immediately after the date of this Agreement, will become effective under the 1933 Act, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Trust or the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.  The Initial Registration Statement was initially filed with the Commission on [•], 2018.

(2)               Registration Statement, Prospectus and Disclosure at Time of Sale.  At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing were declared or became effective, as the case may be, and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments to any of the foregoing complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

At the respective times the Prospectus or any amendment or supplement thereto was filed pursuant to Rule 424(b), at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered in connection with sales of Securities (whether to meet the requests of purchasers pursuant to Rule 173(d) or otherwise), neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

As of the Applicable Time (except in the case of clause (y) below), neither (w) any Issuer General Use Free Writing Prospectuses, if any, issued at or prior to the Applicable Time, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit H hereto, all considered together (collectively, the “General Disclosure Package”), nor (x) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, nor (y) any Issuer General Use Free Writing Prospectus issued subsequent to the Applicable Time, when considered together with the General Disclosure Package, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Each preliminary prospectus and the Prospectus and any amendments or supplements to any of the foregoing filed as part of the Registration Statement or any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, or delivered to the Underwriters for use in connection with the offering of the Securities, complied when so filed or when so delivered, as the case may be, in all material respects with the 1933 Act and the 1933 Act Regulations.

The representations and warranties in the preceding paragraphs of this Section 1(a)(2) do not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any amendment or supplement to any the foregoing made in reliance upon and in conformity with written information furnished to the Trust or the Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 7(b) hereof.

At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and at the date hereof, the Trust was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405; and, without limitation to the foregoing, the Trust has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

The copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and any amendments to any of the foregoing and the copies of each preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements to any of the foregoing, that have been or subsequently are delivered to the Underwriters in connection with the offering of the Securities (whether to meet the request of purchasers pursuant to Rule 173(d) or otherwise) were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.  For purposes of this Agreement, references to the “delivery” or “furnishing” of any of the foregoing documents to the Underwriters, and any similar terms, include, without limitation, electronic delivery.

The Company and the Trust have made available a “bona fide electronic road show” (as defined in Rule 433(h)) in compliance with Rule 433(d)(8)(ii) such that no filing with the Commission of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

Each Issuer Free Writing Prospectus (if any), as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus that has not been superseded or modified.

The Company and the Trust have filed publicly on EDGAR at least 15 calendar days prior to any “road show” (as defined in Rule 433 under the Securities Act), any confidentially submitted registration statement and registration statement amendments relating to the offer and sale of the Trust Units.

(3)               Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Trust engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Trust has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(4)               Testing-the-Waters Materials.  Neither the Company nor the Trust (i) has engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the 1933 Act or institutions that are accredited investors within the meaning of Rule 501 under the 1933 Act and (ii) has authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  Each of the Company and the Trust reconfirms that the Representatives have been authorized to act on their behalf in undertaking Testing-the-Waters Communications. Neither the Company nor the Trust has distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Exhibit J hereto.  Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the General Disclosure Package, complied in all material respects with the 1933 Act, and when taken together with the General Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of any Option Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(5)               The Transactions.  The Transactions have been or will be consummated, as the case may be, on or prior to the respective times contemplated by the preamble of this Agreement (or such earlier times as may be contemplated by the Pre-Pricing Prospectus or the Prospectus) on the terms contemplated by this Agreement, the Pre-Pricing Prospectus and the Prospectus.

(6)               Independent Accountants.  The accountants who certified the financial statements of the Trust (including the related notes thereto) included in the Registration Statement, the General Disclosure Package and the Prospectus are and were during the periods covered by such financial statements, independent public accountants with respect to the Trust as required by the 1933 Act, the 1933 Act Regulations and the PCAOB.

(7)               Formation, Due Qualification and Authority of the Trust. The Trust has been duly formed and is validly existing and in good standing as a statutory trust under the Delaware Statutory Trust Act and all filings required under the laws of the State of Delaware with respect to the formation and valid existence of the Trust as a statutory trust have been made. The Trust is duly registered and qualified to do business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to be so registered or qualified or in good standing would not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, properties, business or prospects of the Trust or the Underlying Properties (as defined in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus) (a “Material Adverse Effect”), (ii) materially impair the ability of the Trust to consummate the transactions contemplated by this Agreement or any other transactions provided for in this Agreement or the Operative Agreements or (iii) subject the unitholders of the Trust to any material liability or disability. The Trust has full right, power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus. The Trust does not own or control, directly or indirectly, any corporation, association or other entity.

(8)               Outstanding Trust Units. At the Closing Date, after giving effect to the Transactions, the Trust will have outstanding [•] Trust Units; such Trust Units and the beneficial interests in the Trust represented thereby will be duly authorized and validly issued in accordance with the Trust Agreement, and will be fully paid and nonassessable and free from any preemptive or similar rights.

(9)               Enforceability of Operative Agreements. Each of the Operative Agreements to which the Trust is a party has been or at the Closing will be duly authorized, executed and delivered by the Trust, and is a valid and legally binding agreement of the Trust, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(10)        Authorization of Agreement.  This Agreement has been duly authorized and validly executed and delivered by the Trust.

(11)        Authorization of Securities.  The Trust has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The Trust has all requisite power and authority to issue, sell and deliver the Trust Units to the Company in accordance with and upon the terms and conditions set forth in the Trust Agreement, the Registration Statement, the Pre-Pricing Prospectus and the Prospectus. At the Closing Date and each Option Closing Date, as applicable, all trust action required to be taken by the Trust, the Company, the Trustee or the Delaware Trustee for the authorization, issuance, sale and delivery of the Trust Units, the execution and delivery of the Operative Agreements to which the Trust is a party and the consummation by the Trust of the transactions contemplated by this Agreement and the Operative Agreements to which the Trust is a party shall have been validly taken by the Trust. The holders of the Trust Units, upon the issuance thereof, will be entitled to the benefits of the Trust Agreement.

(12)        Description of Securities.  The Trust Units conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(13)        Absence of Defaults and Conflicts.  The Trust is not, and upon the consummation of the Transactions will not be, in violation of the Trust Agreement or in default in the performance or observance of any obligation, agreement, covenant or condition contained in the Organizational Trust Agreement, the Trust Agreement and the Certificate of the Trust (together, the “Trust Documents”).  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the net proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Trust with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default under any Trust Documents, (B) conflict with, constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Trust is a party or by which any of its properties may be bound, (C) violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body applicable to the Trust or its properties in a proceeding to which it or its properties is a party or is bound, or (D) result in the creation or imposition of a Lien upon any property or assets of the Trust, except with respect to (B) through (D) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect or materially impair the ability of the Trust to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Documents.

(14)        Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust or the Company, threatened, against or affecting the Trust or the business or assets of the Trust which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially impair the ability of the Trust to consummate the transactions contemplated in this Agreement or the Transaction

Documents to which the Trust is a party; the aggregate of all pending legal or governmental proceedings to which the Trust is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(15)        Accuracy of Descriptions and Exhibits.  The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Pro Forma and Projected Cash Available for Distribution by the Trust,” “The Underlying Properties,” “Computation of Net Profits,”  “Description of the Trust Agreement,” “Description of the Trust Units,” “Certain Relationships and Related Party Transactions,” “Trust Units Eligible for Future Sale,” “Federal Income Tax Considerations,” “State Tax Considerations” and “Certain ERISA Considerations,” and the information in the Registration Statement under Items 14 and 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Organizational Documents or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(16)        No Changes Since Trust Formation. Since the date the Trust was formed through the date hereof, and except as may otherwise be disclosed in the Registration Statement, the most recent Pre-Pricing Prospectus or the Prospectus, the Trust has not (i) issued or granted any Trust Units or securities exchangeable for or convertible into Trust Units incurred in the ordinary course of business and except for this Agreement and the Operative Agreements, (ii) entered into any transaction not in the ordinary course of business or (iii) made any distribution on its equity interests.

(17)        Authorization and Qualification of Trustee. The Trustee is a state banking association duly authorized and empowered to act as trustee of the Trust pursuant to the Organizational Trust Agreement and the Trust Agreement.

(18)        Authorization and Qualification of Delaware Trustee. The Delaware Trustee is a national banking association duly authorized and empowered to act as the Delaware trustee of the Trust pursuant to the Organizational Trust Agreement and the Trust Agreement.

(19)        No Consent Needed for Trustee Action. No consent, approval, authorization or filing is required under any law, rule or regulation of the State of Texas or of the United States of America, in order to permit the Trustee to act as trustee of the Trust.

(20)        Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, having jurisdiction over the Trust or its properties, (B) no authorization, approval, vote or consent of any holder of capital stock or other securities of the Trust, (C) no authorization, approval, waiver or consent of the Trustee under any Trust Documents, and (D) no authorization, approval, vote or consent of any other person or entity under any agreement to which this Trust is a party, is necessary or required for the authorization, execution, delivery or performance by the Trust of this Agreement, for the offering of the Securities as contemplated by this Agreement, for the issuance by the Trust of the Securities, and the sale or delivery of the Securities to be sold by the Company pursuant to this Agreement, or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except (1) for such consents that have been obtained under the 1933 Act, the 1933 Act Regulations and filings required under the 1934 Act and 1934 Act Regulations and except that no representation is made as to such as may be required under state or foreign securities laws, (ii) for such consents that have been, or prior to the Closing Date will be, obtained or made, and (iii) for such consents that, if not obtained, have not had and would not reasonably be expected to materially impair the ability of the Trust or the Company to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Documents to which it is a party.

(21)        Investment Company Act.  The Trust is not, and after giving effect to the offer and sale of the Securities and the application of the net proceeds as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds,” will not be, an “investment company” as defined in the 1940 Act, and the rules and regulations of the Commission thereunder.

(22)        Absence of Registration Rights.  The Trust is not a party to any registration rights agreements, co-sale agreements, tag-along agreements or other similar agreements. The Registration Rights Agreement to be entered into in connection with the transactions contemplated by this Agreement does not provide any rights in connection with this offering, and there are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or otherwise registered by the Trust under the 1933 Act, and there are no persons with co-sale rights, tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement.

(23)        NYSE.  The outstanding Trust Units and the Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the NYSE.

(24)        Tax Returns.  The Trust has filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and subject to permitted extensions, have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(25)        Accounting and Disclosure Controls.  The Trust maintains and has established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations). The Trust maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with the general or specific authorizations of management or the Trustee, as applicable; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with a modified cash basis of accounting and to maintain asset accountability; (C) access to assets is permitted only in accordance with the general or specific authorization of management or the Trustee, as applicable; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (1) any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Trust’s internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management, the Trustee or other employees who have a role in the Trust’s internal control over financial reporting and, since the end of the Trust’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Trust’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Trust’s internal control over financial reporting.

The Trust’s independent public accountants have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Trust’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management, the Trustee or other employees who have a role in the Trust’s internal controls and financial reports, in each case that occurred or existed, or was first detected.

(26)        Compliance with the Sarbanes-Oxley Act.  The Trust has taken all necessary action to ensure that, upon and at all times after the filing of the Registration Statement, the Trust will be in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and the rules of The New York Stock Exchange that are effective and applicable to the Trust.

(27)        Pending Proceedings and Examinations; Comment Letters.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Trust is not the subject of a pending proceeding under Section 8A of the 1933 Act.  The Trust has provided the Representatives with true, complete and correct copies of any written comments received from the Commission by the Trust or its legal counsel or accountants, and of any transcripts made by the Trust, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendments or supplements to any of the foregoing and of all written responses thereto, and no such comments remain unresolved.

(28)        Absence of Manipulation.  The Trust has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Trust in connection with the offering of the Securities.

(29)        No Unlawful Payments.  Neither the Trust, nor to the knowledge of the Trust or the Company, any agent, employee, trustee or affiliate or other person associated with or acting on behalf of the Trust  is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(30)        Compliance with Money Laundering Laws.  The operations of the Trust are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions,  the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Trust with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Trust or the Company, threatened.

(31)        No Conflicts with Sanction Laws. Neither the Trust, nor to the knowledge of the Trust or the Company, any agent, employee, trustee or affiliate or other person associated with or acting on behalf of the Trust is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the UNSC, the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Trust organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and neither the Trust nor the Company will directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions.  For the past five years, neither the Trust nor the Company and its subsidiaries have knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(32)        Lending and Other Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Trust does not have any lending or similar relationship with any Underwriter or any bank or other lending institution affiliated with any Underwriter; (ii) the Company will not, directly or indirectly, use any of the proceeds from the sale of the Securities by the Company hereunder to reduce or retire the balance of any loan or credit facility extended by any Underwriter or any of its “affiliates” or “associated persons” (as such terms are used in FINRA Rule 5121) or otherwise direct any such proceeds to any Underwriter or any of its “affiliates” or “associated persons” (as so defined); and (iii) there are and have been no transactions, arrangements or dealings between the Company or any of its subsidiaries, on one hand, and any Underwriter or any of its “affiliates” or “associated persons” (as so defined), on the other hand, that, under FINRA Rule 5110 or 5121, must be disclosed in a submission to FINRA in connection with the offering of the Securities contemplated hereby or disclosed in the Registration Statement, the General Disclosure Package or the Prospectus.

(33)        Related Party Transactions.  There are no business relationships or related party transactions involving the Trust or any unitholder of the Trust (whether or not an affiliate) or, to the knowledge of the Company or the Trust, any other persons that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required. Additionally, no relationship, direct or indirect, exists between the Trust, on the one hand, and the Trustee or unitholders of the Trust, on the other hand, that is required by the Securities Act to be disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus that is not so disclosed.

(34)        No Right of First Refusal.  Neither the Trust nor, to the knowledge of the Company or the Trust, any other person has any preemptive right, right of first refusal or other similar right to purchase or otherwise acquire any of the Securities to be sold by the Company to the Underwriters pursuant to this Agreement.

(35)        Offering Materials.  Without limitation to the provisions of Section 16 hereof, the Trust has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the SEC and any Permitted Free Writing Prospectuses (as defined in Section 16).

(36)        No Restrictions on Dividends.  The Trust is not a party to or otherwise bound by any instrument or agreement that limits or prohibits or would limit or prohibit, directly or indirectly, the Trust from paying any dividends or making other distributions on its Trust Units, except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(37)        Brokers.  There is not a broker, finder or other party that is entitled to receive from the Trust any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities to the Underwriters pursuant to this Agreement and the structuring fee the Company will pay to Wells Fargo Securities, LLC as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(38)        Immunity from Jurisdiction.  Neither the Trust nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Texas, Delaware or the United States.

(b)                                 Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, and agrees with each Underwriter, as follows:

(1)               Good and Marketable Title.  Immediately prior to the Closing Date and any Option Closing Date on which the Company is selling Securities, the Company will have good and marketable title to the Securities to be sold by the Company hereunder on such Closing Date or Option Closing Date, as applicable, or a valid “security entitlement” (within the meaning of UCC Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Securities to be sold by the Company, free and clear of all Liens and will remain the sole legal, record and beneficial owner of such Securities until the delivery of such Securities to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be, and such Securities are and, until delivery thereof to the Underwriters on the Closing Date or the applicable Option Closing Date, as the case may be, will be free and clear of all Liens other than pursuant to this Agreement; upon payment of the purchase price for the Securities to be sold by the Company as provided in this Agreement and the crediting of such Securities to the security account or accounts of the Underwriters maintained with DTC, each of the Underwriters will become the legal and beneficial owner of the Securities purchased by it from the Company, free and clear of all Liens, and, assuming that none of the Underwriters has “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC with respect to such Securities, each of the Underwriters will acquire a “security entitlement” within the meaning of UCC Section 8-102(a)(17)) to the Securities purchased by such Underwriter from the Company, and no action based on any “adverse claim” (within the meaning of UCC Section 8-102(a)(1)) may be asserted against such Underwriter with respect to such Securities.

(2)               Not an Ineligible Issuer.  At the respective times that the Initial Registration Statement, any Rule 462(b) Registration Statement or any amendment to any of the foregoing were filed and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405, in each case without taking into account any determination made by the Commission pursuant to paragraph (2) of the definition of such term in Rule 405.

(3)               Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the 1933 Act (an “Emerging Growth Company”).

(4)               Forward-Looking and Supporting Information. Each of the statements (including the assumptions described therein) included in the Registration Statement and the General Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated cash available for distribution and future cash distributions of the Trust, and any statements made in support thereof or related thereto, was made or will be made with a reasonable basis and in good faith.

(5)               Good Standing of the Company.  The Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign limited liability company to transact business and is in good standing in the State of Texas and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect.

(6)               Good Standing of Subsidiaries.  Each subsidiary of the Company has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package or the Prospectus and is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding limited liability company interests, membership interests or other similar interests of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any Lien other than those arising under the Existing Credit Agreement; and none of the issued and outstanding limited liability company interests, membership interests or other similar interests of any such subsidiary was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of such subsidiary or any other person.  The only subsidiaries of the Company are the subsidiaries listed on Exhibit B hereto.  Any subsidiaries of the Company which are “significant subsidiaries” as defined by Rule 1-02 of Regulation S-X are listed on Exhibit B hereto under the caption “Material Subsidiaries.”

(7)               Power and Authority.  The Company has full right, power and authority to execute, deliver and perform its obligations under this Agreement, and to sell, transfer and deliver the Securities to be sold by the Company under this Agreement in accordance with and upon the terms and conditions set forth in this Agreement, the Registration Statement, the Pre-Pricing Prospectus and the Prospectus. The Company has all requisite power and authority to enter into the Operative Agreements to which it is a party and to perform its obligations thereunder. At the Closing Date, and if applicable, any Option Closing Date, all limited liability company action required to be taken by each of the Company or any of its members for the authorization, sale and delivery of the Trust Units, the execution and delivery of the Operative Agreements to which it is a party and the consummation of the transactions contemplated by this Agreement and the Operative Agreements to which it is a party shall have been validly taken.

(8)               Authorization of Agreement.  This Agreement has been duly authorized and validly executed and delivered by the Company.

(9)               Outstanding Trust Units Held by Company. At the Closing Date, after giving effect to the transactions contemplated by this Agreement and assuming no exercise of the Underwriters’ over-allotment option, the Company will own [•] Trust Units free and clear of all Liens.

(10)        Financial Statements.  The financial statements of the Company, the Trust, the Underlying Properties (as defined in the Registration Statement), the Memorial Underlying Properties (as defined in the Registration Statement) and the Crane County Underlying Properties (as defined in the Registration Statement) included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of the Company, the Trust, the Underlying Properties, the Memorial Underlying Properties and the Crane County Underlying Properties, respectively, on the basis stated in the Registration Statement, the General Disclosure Package or the Prospectus, together with the related schedules (if any) and notes, at the respective dates or for the respective periods to which they apply. Such financial statements and related notes have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except as disclosed therein, and the other financial information relating to the Company set forth in the Registration Statement, the most recent Pre-Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with such financial statements and the books and records of the Company or the Trust, as applicable. The information in the Pre-Pricing Prospectus and the Prospectus under the captions “Prospectus Summary—Summary Financial and Operating Data of the Underlying Properties,” “Pro Forma and Projected Cash Available for Distribution by the Trust—Unaudited Pro Forma Cash Available for Distribution by the Trust,” “Summary—Summary Projected Cash Distributions of the Trust,” “Pro Forma and Projected Cash Available for Distribution by the Trust—Projected Cash Distributions,” and

“The Underlying Properties—Historical and Unaudited Pro Forma Combined Financial and Operating Data of the Underlying Properties” presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the General Disclosure Package and the Prospectus. The pro forma financial statements and the related notes thereto included in the Registration Statement, the General Disclosure Package and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements for the Company, the Trust and the Underlying Properties included in the Pre-Pricing Prospectus. The pro forma financial statements for the Company, the Trust and the Underlying Properties included in the Pre-Pricing Prospectus comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act. All “non-GAAP financial measures” (as such term is defined in the rules and regulations of the Commission), if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus comply with Item 10(e) of Regulation S-K of the Commission, to the extent applicable.

(11)        Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is, and upon the consummation of the Transactions will not be, in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it or any of its subsidiaries is a party or by which it, any of its subsidiaries or any of its or their properties may be bound, which breach, default or violation would not, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Trust or the Company to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Documents to which the Company is a party.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the net proceeds from the sale of the Securities as described in the Pre-Pricing Prospectus and the Prospectus under the caption “Use of Proceeds”) and compliance by the Company with its obligations under this Agreement do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or constitute a breach of, or default under the Organizational Documents, (B) conflict with or constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of its or their properties may be bound, (C) violate any statute, law, regulation, ruling or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Company, any of its subsidiaries or any of its or their properties in a proceeding to which the Company, any of its subsidiaries or its or their properties is a party or is bound, or (D) result in the creation or imposition of any Lien upon any property or assets of the Company or any of its subsidiaries, except with respect to clauses (B) through (D) for such conflicts, breaches, defaults or Liens that would not, individually or in the aggregate, result in a Material Adverse Effect or materially impair the ability of the Company or the Trust to consummate the Transactions or any other transactions provided for in this Agreement.

(12)        Absence of Labor Dispute.  No labor dispute with the employees of the Company, any subsidiary of the Company or, to the knowledge of the Company, the employees of any third party operator of any of the Underlying Properties exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, customers or contractors of the Company or any of its subsidiaries which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(13)        Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, any of its subsidiaries or any of the Company’s properties or assets, including the Underlying Properties, which is required to be disclosed in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (other than as disclosed therein), or which might reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or to materially impair the ability of the Company to consummate the transactions contemplated in this Agreement or the Transaction Documents to which the Company is a party; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets (including the Underlying Properties) is the subject which are not described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(14)        Possession of Intellectual Property.  The Company and its subsidiaries own and possess or have valid and enforceable licenses to use, all material patents, patent rights, patent applications, licenses, copyrights, inventions, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trade marks, service marks, trade names, service names, software, internet addresses, domain names and other intellectual property (collectively, “Intellectual Property”) that is described in the Registration Statement, the General Disclosure Package or the Prospectus or that is necessary for the conduct of their respective businesses as currently conducted, as proposed to be conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus; neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interests of the Company or any of its subsidiaries therein.

(15)        Absence of Further Requirements.  (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, having jurisdiction of the Company or its properties, (B) no authorization, approval, vote or consent of any holder of capital stock or other securities of the Company or creditor of the Company or any of its subsidiaries, (C) no authorization, approval, waiver or consent of the Company under the Certificate of Formation of the Company and the Limited Liability Company Agreement of the Company, as amended, and (D) no authorization, approval, vote or consent of any other person or entity under any agreement to which the Company is a party, is necessary or required for the authorization, execution, delivery or performance by the Company of this Agreement, for the offering of the Securities as contemplated by this Agreement, for the sale or delivery of the Securities to be sold by the Company pursuant to this Agreement, for the consummation of the Transactions or for the consummation of any of the other transactions contemplated by this Agreement, in each case on the terms contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, except (1) for such consents that have been obtained under the 1933 Act, the 1933 Act Regulations and filings required under the 1934 Act and 1934 Act Regulations and except that no representation is made as to such as may be required under state or foreign securities laws, (ii) for such consents that have been, or prior to the Closing Date will be, obtained or made, and (iii) for such consents that, if not obtained, have not had and would not reasonably be expected to materially impair the ability of the Trust or the Company to consummate the Transactions or any other transactions provided for in this Agreement or the Transaction Documents to which it is a party.

(16)        Permits. The Company and each of its subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals, consents or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect.

(17)        Title to the Underlying Properties. The Company, as of the Closing Date, will have good and defensible title to the Underlying Properties, free and clear of all Liens except (i) those described in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus; (ii) royalties and other burdens and obligations, expressed and implied, under oil and gas leases; (iii) contractual obligations arising under operating agreements, farm-out agreements and other agreements that may affect the properties or their titles of a type and nature customary in the oil and gas industry; (iv) liens that arise in the normal course of operations, such as those for unpaid taxes, statutory liens securing unpaid suppliers and contractors and contractual liens under operating agreements to secure payments of all amounts that are not yet delinquent or, if delinquent are being contested in good faith by appropriate proceedings; (v) pooling, unitization and communalization agreements, declarations and orders; (vi) easements, restrictions, rights-of-way and other matters that commonly affect property; (vii) rights reserved to or vested in appropriate governmental agencies or authorities to control or regulate the Underlying Properties and the Net Profits Interest therein;  and (viii) defects in title and Liens as would not, in the aggregate, materially adversely affect the value of the Underlying Properties or would not materially interfere with the Net Profits Interest or the use made or proposed to be made of such property by the Company. All contracts, agreements or underlying leases, which comprise a portion of the Underlying Properties and which individually or in the aggregate are material to the Underlying Properties, are in full force and effect, the Company has paid all rents and other charges to the extent due and payable thereunder, is not in default under any of such underlying contracts, agreements or leases, has received no notice of default from any other party thereto and knows of no material default by any other party thereto. The working interests in oil, gas and mineral leases or mineral interests that constitute a portion of the Underlying Properties held by the Company reflect in all material respects the right of the Company to explore or receive production from such Underlying Properties and the care taken by the Company with respect to acquiring or otherwise procuring such leases or mineral interests was generally consistent with standard industry practices for acquiring or procuring leases and interests therein to explore such for hydrocarbons. Upon recordation and filing of the Conveyance, the Trust will have good and defensible title to the Net Profits Interest, free and clear of all liens, encumbrances and defects, except Permitted Encumbrances (as defined in the Conveyance).

(18)        Rights-of-way. The Company has such easements or rights-of-way from each person (collectively, “rights-of-way”) as are necessary for the Company to conduct its business in the manner described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, except for such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Company has fulfilled and performed all its material obligations with respect to such rights-of-way, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the Company with respect to such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of such rights-of-way contains any restriction that is materially burdensome to the Company.

(19)        Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company, each of its subsidiaries and, to the knowledge of the Company, any operator of any of the Underlying Properties, (i) is, and at all times prior hereto was, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety (to the extent such health or safety relate to exposure to hazardous or toxic substances or wastes, pollutants or contaminants), the environment, or natural resources, or to the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to the Company or such operator, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct its business, and (ii) has not received notice (and does not otherwise have knowledge) of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants. Except as described in the Pre-Pricing Prospectus, (x) there are no proceedings that are pending, or known by the

Company to be contemplated, against the Company or, to the knowledge of the Company, any operator of the Underlying Properties under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Company is not aware of any issues regarding compliance with Environmental Laws by it or any operator of the Underlying Properties, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that would reasonably be expected to have a Material Adverse Effect and (z) the Company does not anticipate material capital expenditures relating to Environmental Laws.

(20)        Enforceability of Operative Agreements. Each of the Operative Agreements to which the Company is a party has been duly and validly authorized, executed and delivered by the Company, and is a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(21)        Conveyance. The Conveyance when duly executed by the proper officers of the Company and delivered by the Company to the Trust, will constitute a fully conveyed and vested interest in real property under the laws of the State of Texas, and is adequate and sufficient to transfer title to the Net Profits Interest to the Trust; the recording of the Conveyance in the real property records in each county where the Underlying Properties are located is sufficient to impart notice of the contents thereof, and all subsequent purchasers or creditors of the Company will be deemed to purchase with notice of and subject to such Net Profits Interest; the Conveyance and the Net Profits Interest conform in all material respects to the descriptions thereof in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus; and the Net Profits Interest is described in the Conveyance in a manner sufficient to identify the interests conveyed under the laws of the State of Texas; the Company’s net revenue interest with respect to each Subject Interest (each as defined in the Conveyance) is no less than the net revenue interest set forth on the exhibit to the Conveyance and its working interest with respect to each Subject Interest is no greater than the working interest set forth on the exhibit to the Conveyance (except for circumstances which result in a proportionate increase in the Company’s corresponding net revenue interest for such Subject Interest).

(22)        Accounting and Disclosure Controls.  The Company and its subsidiaries maintain and have established and maintained effective “internal control over financial reporting” (as defined in Rule 13a-15 of the 1934 Act Regulations), The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been (1) at any time since the most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, any material weakness (as defined in Rule 1-02 of Regulation S-X of the Commission) in the Company’s internal control over financial reporting (whether or not remediated), or (2) any fraud, whether or not material, involving management or other employees who have a role in the Company’s internal control over financial reporting and, since the end of the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

The Company’s independent public accountants and the Company’s board of directors have been advised of all material weaknesses, if any, and significant deficiencies (as defined in Rule 1-02 of Regulation S-X of the Commission), if any, in the Company’s internal control over financial reporting and of all fraud, if any, whether or not material, involving management or other employees who have a role in the Company’s internal controls and financial reports, in each case that occurred or existed, or was first detected, at any time during the Company’s two consecutive fiscal years ended with and including the Company’s most recent fiscal year for which audited financial statements are included in the Registration Statement, the General Disclosure Package and the Prospectus or at any time subsequent thereto.

(23)        Reserve Engineers. Cawley, Gillespie & Associates, Inc. (“Cawley Gillespie”), whose reports appear in the Pre-Pricing Prospectus and who has delivered the letter referred to in Section 6(g) hereof, was, as of the date of such reports, and is, as of the date hereof, an independent petroleum engineer with respect to the Trust and the Company.

(24)        Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, with which any of them is required to comply, including Section 402 related to loans.

(25)        Absence of Manipulation.  The Company has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Trust in connection with the offering of the Securities.

(26)        Statistical and Market-Related Data.  Any statistical, demographic, market-related and similar data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and accurately reflect the materials upon which such data is based or from which it was derived in all material respects.

(27)        No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or any of its subsidiaries nor,  any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(28)        Compliance with Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of its subsidiaries is, threatened.

(29)        No Conflicts with Sanction Laws Neither the Company nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Company, any agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries  is currently the subject or the target of any Sanctions, nor is the Company, any of its subsidiaries located, organized or resident in a Sanctioned Country; and the Company will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions.  For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(30)        ERISA Compliance.  Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Company or any of its Subsidiaries has or could have any liability (each a “Plan”) has been maintained in compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) there has not been, nor is there reasonably expected to be, a failure to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Company nor any of its Subsidiaries has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(31)        DOL Fiduciary Duty Rule. The Company represents and warrants that it is not (i) an employee benefit plan subject to Title I of ERISA, (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(32)        Changes in Management.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the persons who were officers or directors of the Company as of the date of the Pre-Pricing Prospectus has given oral or written notice to the Company or any of its subsidiaries of his or her resignation (or otherwise indicated to the Company or any of its subsidiaries an intention to resign within the next 24 months), nor has any such officer or director been terminated by the Company or otherwise removed from his or her office or from the board of managers, as the case may be (including, without limitation, any such termination or removal which is to be effective as of a future date) nor is any such termination or removal under consideration by the Company or its board of managers.

(33)        Transfer Taxes.  On the Closing Date and any Option Closing Date, as the case may be, all transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Trust or sale by the Company of the Securities will have been fully paid by the Company.

(34)        Investment Company Act.  The Company is not, and after giving effect to the offer and sale of the Securities and application of the net proceeds as described in the General Disclosure Package and the Prospectus under the caption “Use Of Proceeds,” will not be, an “investment company” as such terms are defined in the 1940 Act and the rules and regulations of the Commission thereunder.

(35)        Offering Materials.  Without limitation to the provisions of Section 16 hereof, the Company has not distributed and will not distribute, directly or indirectly (other than through the Underwriters), any “written communication” (as defined Rule 405 under the 1933 Act) or other offering materials in connection with the offering or sale of the Securities, other than the Pre-Pricing Prospectus, the Prospectus, any amendment or supplements to any of the foregoing that are filed with the SEC and any Permitted Free Writing Prospectuses (as defined in Section 16).

(36)        No Restrictions on Payments. The Company is not currently prohibited, directly or indirectly, from making any payments on account of the Net Profits Interest to the Trust.

(37)        Brokers.  There is not a broker, finder or other party that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any of the transactions contemplated by this Agreement, except for underwriting discounts and commissions payable to the Underwriters in connection with the sale of the Securities to the Underwriters pursuant to this Agreement and the structuring fee the Company will pay to Wells Fargo Securities, LLC as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(38)        No Material Changes. Except as disclosed in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus (or any amendment or supplement thereto), since the respective dates as of which information is given in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus, (i) the Company has not incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor the Underlying Properties has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) the Company is not in default under the terms of any class of membership interest of the Company or any outstanding debt obligations, (iv) there has not been any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any material adverse change, or any development involving or that had or will have a Material Adverse Effect, in the condition (financial or otherwise), business, properties, prospects, net worth or result of operations of the Company or the Underlying Properties.

(39)        Reserve Reports. The information supplied by the Company to Cawley Gillespie for purposes of preparing the reserve reports and estimates of the Underlying Properties and the Net Profits Interest and preparing the letters (the “Reserve Report Letters”) of Cawley Gillespie, including, without limitation, production volumes, sales prices for production costs of operation and development, and working interest and net revenue information relating to ownership interests in the Net Profits Interest and the Underlying Properties, was true and correct in all material respects on the date supplied and such information was supplied and was prepared in accordance with customary industry practices; and estimates of such reserves and present values as described in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus and reflected in the Reserve Report Letters comply in all material respects with the applicable requirements of Regulation S-X and Subpart 1200 of Regulation S-K under the Securities Act.

(40)        Insurance.  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance of the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and neither the Company nor any of its subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers at a cost that would not, individually or in the aggregate, result in a Material Adverse Effect.

(41)        Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Pre-Pricing Prospectus or the Prospectus that have not been described as required.

(42)        Tax Returns.  The Company and its subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or have obtained extensions thereof, except where the failure so to file would not, individually or in the aggregate, result in a Material Adverse Effect, and subject to permitted extensions, have paid all taxes (including, without limitation, any estimated taxes) required to be paid and any other assessment, fine or penalty, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, result in a Material Adverse Effect.

(43)        No Material Non-Public Information. The Company is not prompted to sell the Trust Units by any information concerning the Trust that is not set forth in the Registration Statement, the Pre-Pricing Prospectus and the Prospectus.

(44)        Internal Policies. The sale of the Trust Units by the Company does not violate any of the Company’s internal policies.

(45)        Pending Proceedings and Examinations; Comment Letters.  The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act.  The Company has provided the Representatives with true, complete and correct copies of any written comments received from the Commission by the Company or its legal counsel or accountants, and of any transcripts made by the Company, its legal counsel or accountants of any oral comments received from the Commission, with respect to the Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendments or supplements to any of the foregoing and of all written responses thereto, and no such comments remain unresolved.

(46)        Lock-up Agreement. Each of the persons listed on Exhibit C hereto has delivered to the Representatives a lock-up agreement in the form of Exhibit D hereto. Exhibit C hereto contains a true, complete and correct list of all directors and executive officers of the Company, and members who beneficially own 5% or more of the Company’s outstanding membership interests.

(47)        Solvency. Immediately after the Closing Date, the Company (after giving effect to the Conveyance and the other transactions contemplated hereby) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company is not less than the total amount required to pay the probable liabilities of the Company on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Company is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged and (iv) the Company is not a defendant in any civil action that would result in a judgment that the Company would become unable to satisfy. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(48)        Preferential Rights and Consents. None of (i) the issuance of the Trust Units by the Trust and sale of the Trust Units by the Company as described in the Registration Statement, the most recent Pre-Pricing Prospectus and the Prospectus, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the Trust and the Company and (iii) the consummation by the Trust and the Company of the Transactions or any other transactions contemplated by this Agreement or the Operative Agreements is subject to any third party preferential purchase rights, rights of first refusal, or similar rights with respect to the Net Profits Interest or the Underlying Properties.

(49)        Authorization and Qualification of Delaware Trustee. The Delaware Trustee is a Delaware banking corporation duly authorized and empowered to act as Delaware trustee of the Trust pursuant to the Organizational Trust Agreement and the Trust Agreement.

(50)        FINRA Matters.  All of the information provided to the Representatives or to counsel for the Underwriters in connection with any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rule 5110 or 5121 is true, complete and correct.

(51)        Private Placement. The sale and issuance of the [•] Trust Units to the Company pursuant to the Conveyance is exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and neither the Trust nor the Company has taken or will take any action that would cause the loss of such exemption. The Company has not sold any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(c)                                  Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by the Trustee and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Trust Units shall be deemed a representation and warranty by the Trust, as to matters covered thereby, to each Underwriter as to the matters covered thereby.

SECTION 2.  Sale and Delivery to Underwriters; Closing.

(a)                                 Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, [•] Initial Securities, and each Underwriter, severally and not jointly, agrees to purchase the respective number of Initial Securities set forth opposite its name in Exhibit A hereto plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional Securities, in each case at a price of $[•] per Trust Unit (the “Purchase Price”).

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to [•] Option Securities at a price per Trust Unit equal to the Purchase Price referred to in Section 2(a) above; provided that the price per Trust Unit for any Option Securities shall be reduced by an amount per Trust Unit equal to any dividends or distributions declared, paid or payable by the Trust on the Initial Securities but not payable on such Option Securities.  The option hereby granted will expire at 11:59 P.M. (New York City time) on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representatives to the Trust and the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option (unless postponed in accordance with the provisions of Section 11), nor in any event prior to the Closing Date.  If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters all of the total number of Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to eliminate any sales or purchases of fractional units.

(c)                                  Payment.  Payment of the purchase price for, and delivery of, the Initial Securities shall be made at the offices of Vinson & Elkins L.L.P., 1001 Fannin St., Suite 2500, Houston, Texas 77002, or at such other place as shall be agreed upon by the Representatives, the Trust and the Company, at 9:00 A.M. (New York City time) on [•], 2018 (unless postponed in accordance with the provisions of Section 11), or such other time not later than five business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Date”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of, such Option Securities shall be made at the above-mentioned offices at 9:00 A.M. (New York City time), or at such other place as shall be agreed upon by the Representatives and the Company, on each Option Closing Date as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account designated by the Company, in each case against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Wells Fargo, individually and not as Representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)                                 Delivery of Securities. Delivery of the Initial Securities and any Option Securities shall be made through the facilities of DTC unless the Representatives shall otherwise instruct.

SECTION 3.  Covenants of the Trust and the Company.  Each of the Trust and the Company, as applicable,  covenants with each Underwriter as follows:

(a)                                 Compliance with Securities Regulations and Commission Requests.  The Company and the Trust, subject to Section 3(b), will comply with the requirements of Rule 430A and Rule 433 and will notify the Representatives immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall be declared or become effective, or when any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment or supplement to any of the foregoing shall have been filed or distributed, (ii)  of the receipt of any comments from the Commission (and shall promptly furnish the Representatives with a copy of any comment letters and shall furnish the Representatives with copies of any written responses thereto a reasonable amount of time prior to the proposed filing thereof with the Commission and will not file any such response to which the Representatives or counsel for the Underwriters shall reasonably object), (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, or any Issuer Free Writing Prospectus or for additional information, including, but not limited to, any request for information concerning any Testing-the-Waters Communication, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment or supplement to any of the foregoing, or any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Trust becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities prior to the Closing Date or any Option Closing Date.  The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and the suspension or loss of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued, or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(b)                                 Filing of Amendments.  The Company and the Trust will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement, any Rule 462(b) Registration Statement or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment, supplement or revision to any preliminary prospectus, the Prospectus, or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, whether pursuant to the 1933 Act or otherwise, and the Company will furnish the Representatives with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object. The Trust will give the Representatives notice of its intention to make any filing pursuant to the 1934 Act or the 1934 Act Regulations from the Applicable Time through the Closing Time.

(c)                                  Delivery of Registration Statements.  The Company and the Trust have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, copies of the Initial Registration Statement and any Rule 462(b) Registration Statement and of each amendment thereto (including exhibits filed therewith) and copies of all consents and certificates of experts.

(d)                                 Delivery of Prospectuses.  The Company and the Trust have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus and any amendments or supplements thereto as such Underwriter reasonably requested, and each of the Company and the Trust hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company and the Trust will furnish to each Underwriter, without charge, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) to be delivered by applicable law, such number of copies of the Pre-Pricing Prospectus, the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements to any of the foregoing as such Underwriter may reasonably request.

(e)                                  Continued Compliance with Securities Laws.  The Company and the Trust will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated by this Agreement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus is required (or, but for the provisions of Rule 172, would be required) by the applicable law to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the judgment of the Trust, the Company or the Representatives, to amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus so that the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading or to comply with the requirements of the 1933 Act and the 1933 Act Regulations,  the Company and the Trust will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement and will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to comply with such requirements, and, in the case of an amendment or post-effective amendment to the Registration Statement, each of the Company and the Trust will use its best efforts to have such amendment declared or become effective as soon as practicable, and the Company and the Trust will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.  If at any time an Issuer Free Writing Prospectus conflicts with the information contained in the Registration Statement or if an event shall occur or condition shall exist as a result of which it is necessary, in the judgment of the Trust, the Company or the Representatives, to amend or supplement such Issuer Free Writing Prospectus so that it will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or if it is necessary to amend or supplement such Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Trust will promptly notify the Representatives of such event or condition and of its intention to file such amendment or supplement and will promptly prepare and, if required by the 1933 Act or the 1933 Act Regulations, file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to eliminate or correct such conflict, untrue statement or omission or to comply with such requirements, and the Company and the Trust will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)                                   Blue Sky and Other Qualifications.  Each of the Company and the Trust will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (; provided, however, that the Company and the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified or exempt, the Company and the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Securities.

(g)                                  Rule 158.  The Trust will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement (which need not be audited) for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)                                 Use of Proceeds.  The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Pre-Pricing Prospectus and the Prospectus under “Use of Proceeds.”

(i)                                     Listing.  The Trust will use its best efforts to effect the listing of the Securities on the NYSE as and when required by this Agreement.

(j)                                    Restriction on Sale of Securities.  During the Lock-Up Period, each of the Company and the Trust will not, without the prior written consent of Wells Fargo, Goldman Sachs & Co. LLC and UBS Securities LLC, directly or indirectly:

(i)             issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Trust Units or any securities convertible into or exercisable or exchangeable for Trust Units or other capital stock;

(ii)          file or cause the filing of any registration statement under the 1933 Act with respect to any Trust Units or other capital stock or any securities convertible into or exercisable or exchangeable for any Trust Units or other capital stock (other than any Rule 462(b) Registration Statement filed to register Securities to be sold to the Underwriters pursuant to this Agreement); or

(iii)       enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of any Trust Units or other capital stock or any securities convertible into or exercisable or exchangeable for any Trust Units or other capital stock, whether any transaction described in clause (i) or (iii) above is to be settled by delivery of Trust Units, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the following may occur, without the prior written consent of Wells Fargo, Goldman Sachs & Co. LLC and UBS Securities LLC:

(1)                                 The Trust may issue Trust Units to the Company in accordance with the Conveyance on the Closing Date;

(2)                                 The Company may sell Securities to the Underwriters pursuant to this Agreement; and

(3)                                 The Company may transfer any Securities to any of its members if such transfer is not for value and, provided the transferee either (i) is a party to a lock-up agreement in the form of Exhibit D hereto or (ii) as a condition to such transfer, such transferee enters into a lock-up agreement in the form of Exhibit D hereto.

(k)                                 Reporting Requirements.  The Trust, during the period when the Prospectus is required (or, but for the provisions of Rule 172, would be required) by applicable law to be delivered, will file all documents required to be filed with the Commission pursuant to the 1934 Act and the 1934 Act Regulations within the time periods required by the 1934 Act and the 1934 Act Regulations.

(l)                                     Preparation of Prospectus.  Immediately following the execution of this Agreement, the Company and the Trust will, subject to Section 3(b) hereof, prepare the Prospectus, which shall contain the selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives, the Trust and the Company may deem appropriate, and, if requested by the Representatives, will prepare an Issuer Free Writing Prospectus containing the information set forth in Exhibit H hereto and such other information as may be required by Rule 433 or as the Representatives, the Trust and the Company may deem appropriate, and will file or transmit for filing with the Commission the Prospectus in accordance with the provisions of Rule 430A and in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and any such Issuer Free Writing Prospectus in the manner and within the time period required by Rule 433.

(m)                             Emerging Growth Company.  The Company and the Trust will promptly notify the Representative if the Trust or the Company ceases to be an Emerging Growth Company at any time prior to the end of the option period described in Section 2(b) hereof.

(n)                                 Written Testing-the-Waters Communication.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Trust and the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such  untrue statement or omission.

(o)                                 Absence of Manipulation. None of the Trust, the Company nor any of their affiliates will take, directly or indirectly, any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Trust in connection with the offering of the Trust Units; and

SECTION 4.  Further Covenants of the Company.  The Company covenants with each Underwriter as follows:

(a)                                 Conveyance Recording.  Not more than seven days following the Closing Date, it will record the Conveyance in the Recorder of Deeds in the Register and Recorder’s Offices of the Texas counties where the Underlying Properties are located. The Company will provide to the Underwriters evidence of such filings reasonably satisfactory to counsel for the Underwriters as promptly as practicable following the time of such filings, and in any event not more than sixty days following the Closing Date; and

(b)                                 W-9. To deliver to the Representatives prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9.

SECTION 5.  Payment of Expenses.

(a)                                 Expenses.  The Company will pay all expenses incident to the performance of its and the Trust’s obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement and each amendment thereto (in each case including exhibits) and any costs associated with electronic delivery of any of the foregoing, (ii) the word processing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities and the issuance and delivery of the Securities to be sold by the Company to the Underwriters, including any unit or other transfer taxes and any stamp or other taxes or duties payable in connection with the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the counsel, accountants, trustees, reserve engineers and other advisors to the Company and the Trust, (v) the qualification or exemption of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (vi) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus, any Written Testing-the-Waters Communication and the Prospectus and any amendments or supplements to any of the foregoing and any costs associated with electronic delivery of any of the foregoing, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto and any costs associated with electronic delivery of any of the foregoing, (viii) the fees and expenses of the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters up to $20,000, in connection with the FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (xi) the costs and expenses of the Company, the Trust and any of their respective officers, directors, counsel, trustees or other representatives in connection with presentations or meetings undertaken in connection with the offering of the Securities, including, without limitation, such expenses in connection with any Testing-the-Waters Communication, expenses associated with the production of road show slides and graphics and the production and hosting of any electronic road shows, fees and expenses of any consultants engaged in connection with road show presentations, and travel, lodging, transportation, and other expenses of the officers, directors, counsel and other representatives of the Company and the Trust incurred in connection with any such presentations or meetings and half of the cost of any aircraft chartered in connection with the road show, and (xii) all other costs and expenses incident to the performance of the obligations of the Trust and the Company under this Agreement; provided that, except as otherwise provided herein, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Units which they may sell and the expenses of advertising any offering of the Units made by the Underwriters.

(b)                                 Allocation of Expenses.  Anything herein to the contrary notwithstanding, the provisions of this Section 5 shall not affect any agreement that the Company and the Trust have made or may make for the allocation or sharing of any such expenses and costs.

(c)                                  Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 6, 10(a)(i), 10(a)(iii)(A), 10(a)(v) or 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters. If this Agreement is terminated pursuant to Section 11 by reason of the default of one or more

Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 6.  Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy, when made and on the Closing Date or any Option Closing Date, of the representations and warranties of the Trust and the Company contained in this Agreement, to the performance by the Trust and the Company of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)                                 Effectiveness of Registration Statement.  The Initial Registration Statement and any post-effective amendments thereto have been declared effective, any Rule 462(b) Registration Statement has become effective, and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or, to the knowledge of the Company or the Trust, threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives and the Commission shall not have notified the Company and the Trust of any objection to the use of the form of the Registration Statement.  The Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) (without reliance upon Rule 424(b)(8)) and each Issuer Free Writing Prospectus required to be filed with the Commission shall have been filed in the manner and within the time period required by Rule 433, and, prior to the Closing Date, the Company and the Trust shall have provided evidence satisfactory to the Representatives of such timely filings.

(b)                                 Opinion of Counsel for Company.  At the Closing Date, the Representatives shall have received a written opinion, addressed to the Underwriters and dated as of the Closing Date, of Vinson & Elkins LLP, counsel for the Company (“Company Counsel”), in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit E.

(c)                                  Opinion of Delaware Counsel for the Trust. At the Closing Date, the Representatives shall have received a written opinion, addressed to the Underwriters and dated as of the Closing Date, of Richards, Layton & Finger, P.A., as special Delaware counsel to the Trust (“Delaware Trust Counsel”), in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit F.

(d)                                 Opinion of Counsel for Trustee. At the Closing Date, the Representatives shall have received a written opinion, addressed to the Underwriters and dated as of the Closing Date, of Greenberg Traurig, LLP, counsel for the Trustee (“Trustee Counsel”), in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit G.

(e)                                  Opinion of Counsel for Underwriters.  At the Closing Date, the Representatives shall have received the favorable letter, dated as of the Closing Date, of Latham & Watkins LLP, counsel for the Underwriters (“Underwriters’ Counsel”), with respect to the Securities to be sold by the Company pursuant to this Agreement, the Initial Registration Statement, any Rule 462(b) Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto and such other matters as the Representatives may reasonably request.

(f)                                   Company Closing Certificate.  At the Closing Date or the applicable Option Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated as of the Closing Date or applicable Option Closing Date, of the Company’s Chief Executive Officer and President as to the following matters:

(i) The representations, warranties and agreements with respect to the Company and the Trust in Section 1 are true and correct on and as of the Closing Date or the applicable Option Closing Date, and the Company has complied  in all material respects with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such the Closing Date or the applicable Option Closing Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such persons, threatened; and

(iii) Each of the Chief Executive Officer and President has examined the Registration Statement, the Prospectus and the General Disclosure Package, and, in his or her opinion, (i) (A) the Registration Statement, as of the Effective Date, (B) the Prospectus, as of its date and on the Closing Date or any Option Closing Date, and (C) the General Disclosure Package, as of the Applicable Time, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (ii) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth.

(g)                                  Trust Closing Certificate. At the Closing Date or the applicable Option Closing Date, as the case may be, the Trust shall have furnished to the Representatives a certificate, dated as of the Closing Date or applicable Option Closing Date, as to the following matters:

(i)  The representations, warranties and agreements of the Trust in Section 1(a) are true and correct on and as of the Closing Date or the applicable Option Closing Date, and the Trust has complied in all material respects with all its agreements contained herein and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such the Closing Date or the applicable Option Closing Date; and

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such persons, threatened.

(h)                                 Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information related to the Company, the Trust, the Underlying Properties, the Memorial Underlying Properties and the Crane County Underlying Properties contained in the Registration Statement, the General Disclosure Package, any Issuer Free Writing Prospectuses (other than any electronic road show) and the Prospectus and any amendments or supplements to any of the foregoing.

(i)                                     Bring-down Comfort Letter.  At the Closing Date, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(j)                                    Reserve Engineer Comfort Letter. At the time of execution of this Agreement, the Representatives shall have received from Cawley Gillespie a letter, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof, stating the conclusions and findings of such firm with respect to the oil and gas reserves of the Underlying Properties and Net Profits Interest as is customary to underwriters in connection with registered public offerings.

(k)                                 Bring-down Reserve Engineer Comfort Letter.  At the Closing Date, the Representatives shall have received from Cawley Gillespie a letter, dated as of the Closing Date and in form and substance satisfactory to the Representatives, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (j) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Date.

(l)                                     Approval of Listing.  At the Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters from the Company at such time shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(m)                             Lock-up Agreements.  Prior to the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by each of the persons and entities listed in Exhibit C hereto.

(n)                                 No Objection.  Prior to the date of this Agreement, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(o)                                 Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 6 and to the further condition that, at the applicable Option Closing Date, the Representatives shall have received:

(1)                                 Opinion of Counsel for Company.  The favorable opinion of Company Counsel, in form and substance reasonably satisfactory to the Representatives and dated as of such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as required by Section 6(b) hereof.

(2)                                 Opinion of Delaware Counsel for Trust.  The favorable opinion of Delaware Trust Counsel, in form and substance reasonably satisfactory to the Representatives and dated as of such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as required by Section 6(c) hereof

(3)                                 Opinion of Counsel for Trustee.  The favorable opinion of Trustee Counsel, in form and substance reasonably satisfactory to the Representatives and dated as of such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as required by Section 6(d) hereof

(4)                                 Opinion of Counsel for Underwriters.  The favorable opinion of Underwriters’ Counsel, in form and substance satisfactory to the Representatives and dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinion required by Section 6(e) hereof.

(5)                                 Company Closing Certificate.  A certificate, dated as of such Option Closing Date, to the effect set forth in, and signed on behalf of the Company by the officers specified in Section 6(f) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(6)                                 Trust Closing Certificate. A certificate, dated as of such Option Closing Date and signed on behalf of the Trust by the Trustee, to the effect set forth in Section 6(g) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.

(7)                                 Bring-down Comfort Letter.  A letter from KPMG LLP in form and substance satisfactory to the Representatives and dated as of such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(i) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free

Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(8)                                 Bring-down Reserve Engineer Comfort Letter. A letter from Cawley Gillespie in form and substance satisfactory to the Representatives and dated as of such Option Closing Date, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 6(k) hereof, except that the specified date in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Option Closing Date, and except that such letter shall also cover any amendments or supplements to the Registration Statement, any Issuer Free Writing Prospectus (other than any electronic road show) and the Prospectus subsequent to the Closing Date.

(p)                                 W-9. Prior to the Closing Date, the Company shall have delivered to the Representatives a properly completed and executed United States Treasury Department Form W-9.

(q)                                 Additional Documents.  At the Closing Date and each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement, or as the Representatives or counsel for the Underwriters may otherwise reasonably request; and all proceedings taken by the Trust and the Company in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representatives.

(r)                                    Termination of Agreement.  If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities on such Option Closing Date, may be terminated by the Representatives by notice to the Trust and the Company at any time on or prior to the Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that, in the case of any such termination of this Agreement, Sections 1, 7, 8, 9, 12, 13, 14, 15, 16, 18, 19, 20 and 21 hereof shall survive such termination of this Agreement and remain in full force and effect.

SECTION 7.  Indemnification.

(a)                                 Indemnification by the Company.  The Company and the Trust (but as to the Trust, solely from the assets of the Trust and without liability or obligation of the Trustee or any Trust Unitholder) each hereby agrees to indemnify and hold harmless each Underwriter, its affiliates, and its and their officers, directors, employees, partners and members and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), or in any “issuer information” (as defined in Rule 433), or in any “road show” (as defined in Rule 433) that does not constitute an Issuer Free Writing Prospectus, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company and the Trust; and

(iii)  against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company or the Trust by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or in any amendment or supplement to any of the foregoing), it being understood and agreed that the only such information furnished by the Underwriters as aforesaid consists of the information described as such in Section 7(b) hereof.

(b)                                 Indemnification by the Underwriters.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust, its trustees, the Company, its directors, officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), in reliance upon and in conformity with written information furnished to the Company or the Trust by such Underwriter through the Representatives expressly for use therein.  The Trust and the Company each hereby acknowledges and agrees that the information furnished to the Trust and the Company by the Underwriters through the Representatives expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement to any of the foregoing), consists exclusively of the following information appearing under the caption “Underwriting” in the Pre-Pricing Prospectus and the Prospectus: (i) the information regarding the concession and reallowance appearing in the first paragraph under the caption “Underwriting—Discounts” and (ii) the information regarding stabilization, syndicate covering transactions and penalty bids appearing under the caption “Underwriting—Stabilization” (but only insofar as such information concerns the Underwriters).

(c)                                  Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder.  Counsel to the indemnified parties shall be selected as follows: counsel to the Underwriters and the other indemnified parties referred to in Section 7(a) above shall be selected by Wells Fargo, counsel to the Trust, its trustees and other representatives and persons acting on the Trust’s behalf shall be selected by the Trustee, and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying party be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Underwriters and the other indemnified parties referred to in Section 7(a) above, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Trust, its trustees and other representatives and persons acting on the Trust’s behalf or for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)                                  Certain Conditions with Respect to Indemnification by the Trust. Notwithstanding the foregoing, the Trust shall not be obligated to make any payments to an indemnified party under this Section 7 until the earliest to occur of the following: (i) with respect to a final, nonappealable judgment of a court of competent jurisdiction or a settlement agreement, the Company has not paid such indemnified party the amount owed within 30 days of the due date under such judgment or settlement, (ii) with respect to expenses, the Company has not paid such indemnified party the amount owed within 30 days of submission by the indemnified party for reimbursement of such expenses or (iii) the Company shall become the subject of any bankruptcy or insolvency proceedings or publicly declares its inability to pay its debts as they become due.

(f)                                   Other Agreements with Respect to Indemnification and Contribution.  The provisions of this Section 7 and in Section 8 hereof shall not affect any agreements among the Company and the Trust with respect to indemnification of each other or contribution between themselves.

SECTION 8.  Contribution.  If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any losses, liabilities, claims, damages or expenses, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Trust, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company and the Trust on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust on the one hand or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Trust, the Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

For purposes of this Section 8, each affiliate of any Underwriter, each officer, director, employee, partner and member of any Underwriter or any such affiliate, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Trust, director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Trust, as applicable.  The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.

SECTION 9.  Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates signed by any officer of the Company or any of its subsidiaries (whether signed on behalf of such officer, the Company or such subsidiary) or signed by or on behalf of the Trust and delivered to the Representatives or counsel to the Underwriters, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any officer, director, employee, partner, member or agent of any Underwriter or any person controlling any Underwriter, or by or on behalf of the Company, any officer, director or employee of the Company or any person controlling the Company, or signed by or on behalf of the Trust and shall survive delivery of and payment for the Securities.

SECTION 10.  Termination of Agreement.

(a)                                 Termination; General.  The Representatives may terminate this Agreement, by notice to the Company and the Trust, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representatives may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company and the Trust at any time on or prior to such Option Closing Date) (i) if there has been, at any time on or after the date of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus (in each case exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any material adverse change or any development that would be reasonably expected to result in a material adverse change in the condition (financial or other), results of operations, business, properties, the Underlying Properties, management or prospects of either the Trust or the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any declaration of a national emergency or war by the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions (including, without limitation, as a result of terrorist activities), in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if

(A) trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (B) trading generally on the NYSE, the Nasdaq Global Select Market, the Nasdaq Global Market, the NYSE Amex, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (C) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities or (v) if there shall have occurred, at any time on or after the date of this Agreement, any downgrading in the rating of any debt securities of or guaranteed by the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act) or any public announcement that any such organization has placed its rating on the Company or any such debt securities under surveillance or review or on a so-called “watch list” (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement by any such organization that the Company or any such debt securities has been placed on negative outlook.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof and except that Sections 1, 7, 8, 9, 12, 13, 14, 15, 16, 18, 19, 20 and 21 hereof shall survive such termination and remain in full force and effect.

SECTION 11.  Default by One or More of the Underwriters or the Company.

(a)                                 If one or more of the Underwriters shall fail at the Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(1)               if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount of such Defaulted Securities in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(2)               if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 11(a) shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligations of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

(b)                                 If the Company fails at the Closing Date or an Option Closing Date to deliver and sell the Securities which it is obligated to deliver and sell under this Agreement by reason other than default by one or more of the Underwriters, the Representatives shall have the right, at their option, by notice from the Representatives to the Company, either (i) if such failure occurs prior to the Closing Date, to terminate this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, to terminate the obligation of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date or (ii) to purchase the Securities which the Company has agreed to sell and deliver on such date in accordance with the terms hereof.

No action taken pursuant to this Section 11(b) shall relieve the Company from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representatives shall have the right to postpone the Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes to the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 12.  Notices.  All notices and other communications hereunder shall be in writing, shall be effective only upon receipt and shall be mailed, delivered by hand or overnight courier, or transmitted by fax (with the receipt of such fax to be confirmed by telephone).

Notices to the Underwriters shall be directed to the Representatives at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York  10152, Attention of Equity Syndicate, fax no. 212-214-5918 (with such fax to be confirmed by telephone to 212-214-6144); at Goldman Sachs & Co., 200 West Street, New York, New York 10282; and at UBS Securities LLC, 1285 Avenue of the Americas, New York, New York 10019.

Notices to the Company shall be directed to the address of the Company set forth in the Registration Statement, Attention: Marshall J. Eves, Chief Executive Officer and Manager.

Notices to the Trust shall be directed to the address of the Trust set forth in the Registration Statement, Attention: Lee Ann Anderson.

SECTION 13.  Parties.  This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Trust and the Company and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Trust and the Company and their respective successors and the controlling persons and other indemnified parties referred to in Sections 7 and 8 and their successors, heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Trust and the Company and their respective successors, and said controlling persons and other indemnified parties and their successors, heirs and legal representatives, and for the benefit of no other person or entity.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.  Effect of Headings.  The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 16.  Definitions.  As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means [•] [p.m.] [a.m.] (New York City time) on [•], 2018 or such other time as agreed by the Company and the Representatives.

“Commission” means the Securities and Exchange Commission.

“DTC” means The Depository Trust Company.

”EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

“Existing Credit Agreement” means the Company’s senior secured credit agreement with a bank syndicate comprised of Wells Fargo Bank, National Association and other lenders from time to time party thereto, which was amended most recently on December 21, 2017 and matures in December 2022.

“FINRA” means the Financial Industry Regulatory Authority, Inc. or the National Association of Securities Dealers, Inc., or both, as the context shall require.

“GAAP” means generally accepted accounting principles.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses, the Pre-Pricing Prospectus as of the Applicable Time and the information, if any, included on Exhibit H hereto.

“Initial Registration Statement” means the Trust’s and the Company’s registration statement on Form S-1 (Registration No. 333-[•]), as amended (if applicable), including the Rule 430A Information from and after the time that such Rule 430A information is deemed, pursuant to Rule 430A, to be part of and included in the Initial Registration Statement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the offering of the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit I hereto, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Exhibit I hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“Lock-Up Period” means the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Pre-Pricing Prospectus” means the preliminary prospectus dated [•], 2018 relating to the Securities in the form first furnished to the Underwriters for use in connection with the offering of the Securities.

“PCAOB” means the Public Company Accounting Oversight Board (United States).

“preliminary prospectus” means any prospectus used in connection with the offering of the Securities that omitted the public offering price of the Securities or that was captioned “Subject to Completion.” The term “preliminary prospectus” includes, without limitation, the Pre-Pricing Prospectus.

“Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall include such Rule 462(b) Registration Statement from and after the time of such filing, mutatis mutandis.

“Regulation S-T” means Regulation S-T of the Commission.

“Rule 164,” “Rule 172,” “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 430C,” “Rule 433” and “Rule 462(b)” refer to such rules under the 1933 Act.

“Rule 430A Information” means the information included in the Prospectus or any amendment or supplement thereto that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” means a registration statement filed by the Trust and the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the documents and other information incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the 1933 Act.

“UNSC” means the United Nations Security Council.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the 1933 Act.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.

“1940 Act” means the Investment Company Act of 1940, as amended.

All references in this Agreement to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the version thereof filed with the Commission pursuant to EDGAR and all versions thereof delivered (physically or electronically) to the Representatives or the Underwriters.

SECTION 17.  Permitted Free Writing Prospectuses.  Each of the Trust and the Company, severally and not jointly, represents, warrants and agrees that it has not made and, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Securities that constitutes or would constitute an “issuer free writing prospectus” (as defined in Rule 433) or that otherwise constitutes or would constitute a “free writing prospectus” (as defined in Rule 405) or portion thereof required to be filed with the Commission or required to be retained by the Trust pursuant to Rule 433; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer General Use Free Writing Prospectuses, if any, listed on Exhibit I hereto, to any electronic road show in the form previously provided by the Trust and the Company to and approved by the Representatives.  Any such free writing prospectus consented to or deemed to have been consented to as aforesaid is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the Company and the Trust warrants and agrees that it has treated and will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.  For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit I hereto are Permitted Free Writing Prospectuses.

SECTION 18.  Absence of Fiduciary Relationship.  Each of the Trust and the Company, severally and not jointly, acknowledges and agrees that:

(a)                                 each of the Underwriters is acting solely as an underwriter in connection with the sale of the Securities and no fiduciary, advisory or agency relationship between the Trust or the Company, on the one hand, and any of the Underwriters, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not any of the Underwriters has advised or is advising the Trust or the Company on other matters;

(b)                                 the public offering price of the Securities and the price to be paid by the Underwriters for the Securities set forth in this Agreement were established by the Trust and the Company following discussions and arms-length negotiations with the Representatives;

(c)                                  it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)                                 it is aware that the Underwriters and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Trust and the Company and that none of the Underwriters has any obligation to disclose such interests and transactions to the Trust or the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(e)                                  it waives, to the fullest extent permitted by law, any claims it may have against any of the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the offering and agrees that none of the Underwriters shall have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company or any stockholders, employees or creditors of Company, or the Trust.

SECTION 19.  Research Analyst Independence.  The Trust and the Company acknowledge that the Underwriters’ respective research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ respective research analysts and research departments may hold views and make statements or investment recommendations and/or publish research reports with respect to the Trust, the Company and/or the offering that differ from the views of their respective investment banking divisions.  The Trust and the Company hereby waive and release, to the fullest extent permitted by applicable law, any claims that the Trust or the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their respective research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Trust or the Company by such Underwriters’ respective investment banking divisions.  The Trust and the Company acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Trust and other entities that may be the subject of the transactions contemplated by this Agreement.

SECTION 20.  Trial By Jury.  The Trust, the Company (on its own behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 21.  Consent to Jurisdiction.  The Trust and the Company hereby submit to the non-exclusive jurisdiction of any U.S. federal or state court located in the Borough of Manhattan, the City and County of New York in any action, suit or proceeding arising out of or relating to or based upon this Agreement or any of the transactions contemplated hereby, and irrevocably and unconditionally waive any objection to the laying of venue of any such action, suit or proceeding in any such court and agree not to plead or claim in any such court that any such action, suit or proceeding has been brought in an inconvenient forum.

SECTION 22.  Limitation of Trustee’s Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by the Trustee not individually or personally or as an entity that is separate from the Trust, but solely as Trustee for the Trust in the exercise of the powers and authority conferred and vested in it and (b) under no circumstances shall the individual entity or person acting as Trustee for the Trust be liable for any liability of the Trust or for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement. The individual entity or person acting as Trustee makes no obligation, representation, warranty or covenant for itself herein.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Trust and the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Trust and the Company in accordance with its terms.

Very truly yours,

PERMROCK ROYALTY TRUST

By
Name:
Title:

BOAZ ENERGY II, LLC

By
Name:
Title:

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By
Authorized Signatory

GOLDMAN SACHS & CO. LLC

By
Authorized Signatory

UBS SECURITIES LLC

By
Authorized Signatory

By
Authorized Signatory

For themselves and as Representatives of the Underwriters named in Exhibit A hereto.

EXHIBIT A

Name of Underwriter	Number of Initial Securities
Wells Fargo Securities, LLC
Goldman Sachs & Co. LLC
UBS Securities LLC
[•]
Total

A-1

EXHIBIT B

SUBSIDIARIES OF THE COMPANY

Name	Jurisdiction of Organization
Boaz Energy II Operating Blocker, LLC	Delaware
Material Subsidiaries
Boaz Energy II Royalty, LLC	Delaware
Boaz Energy II Operating, LLC	Delaware

B-1

EXHIBIT C

LIST OF PERSONS SUBJECT TO LOCK-UP

Marshall J. Eves

Karan E. Eves

David W. Hayes

Tony R. Weber

Scott A Gieselman

NGP X US Holdings, L.P.

NGP Boaz II Co-Invest LLC

C-1

EXHIBIT D

FORM OF LOCK-UP AGREEMENT

PERMROCK ROYALTY TRUST

Public Offering of Trust Units

Dated as of [ • ], 2018

Wells Fargo Securities, LLC
Goldman Sachs & Co. LLC

UBS Securities LLC

As Representatives of the several Underwriters

c/o Wells Fargo Securities, LLC

375 Park Avenue
New York, New York  10152

Ladies and Gentlemen:

This agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among  PermRock Royalty Trust, a statutory trust organized under the laws of Delaware (the “Trust”), Boaz Energy II, LLC, a Delaware limited liability company (the “Company”), Wells Fargo Securities, LLC (“Wells Fargo”), Goldman Sachs & Co. LLC (“Goldman”) and UBS Securities LLC (“UBS”, and collectively with Wells Fargo and Goldman, the “Representatives”), as representatives of a group of underwriters (the “Underwriters”) and the other parties thereto (if any), relating to a proposed underwritten public offering of trust units of beneficial interest (“Trust Units”) of the Trust by the Company.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, and in light of the benefits that the offering of the Trust Units will confer upon the undersigned in its capacity as a securityholder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each Underwriter that, during the period beginning on and including the date of the Underwriting Agreement through and including the date that is the 180th day after the date of the Underwriting Agreement (such period, the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly:

(i)  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Trust Units or other capital stock or any securities convertible into or exercisable or exchangeable for Trust Units or other capital stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or

(ii)  enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Trust Units or other capital stock or any securities convertible into or exercisable or exchangeable for any Trust Units or other capital stock, whether any transaction described in clause (i) or (ii) above is to be settled by delivery of Trust Units, other capital stock, other securities, in cash or otherwise, or publicly announce any intention to do any of the foregoing.

Notwithstanding the provisions set forth in the immediately preceding paragraph, the undersigned may, without the prior written consent of the Representatives, transfer any Trust Units or other capital stock or any securities convertible into or exchangeable or exercisable for Trust Units or other capital stock:

(1) if the undersigned is a natural person, as a bona fide gift or gifts or by will, by intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, in each case to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution, and

(2) if the undersigned is a partnership or a limited liability company, to a partner or member, as the case may be, of such partnership or limited liability company if, in any such case, such transfer is not for value.

provided, however, that in the case of any transfer described in clause (1) or (2) above, it shall be a condition to the transfer that (A) the transferee executes and delivers to the Representatives acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in substantially the form of this agreement (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the undersigned and not to the immediate family of the transferee) and otherwise satisfactory in form and substance to the Representatives, (B) in the case of a transfer pursuant to clause (1) above, if the undersigned is required to file a report under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), reporting a reduction in beneficial ownership of Trust Units or any securities convertible into or exercisable or exchangeable for Trust Units by the undersigned during the Lock-Up Period, the undersigned shall include a statement in such report to the effect that such transfer is not a transfer for value and that such transfer is being made as a gift, by will or intestate succession or pursuant to a so-called “living trust” or other revocable trust established to provide for the disposition of property on the undersigned’s death, as the case may be, (C) in the case of a transfer pursuant to clause (2) above, no filing under Section 16(a) of the 1934 Act reporting a reduction in beneficial ownership of Trust Units or other capital stock or any securities convertible into or exercisable or exchangeable for Trust Units or other capital stock shall be required to be made during the Lock-Up Period and (D) in the case of a transfer pursuant to clause (1) or (2) above, no voluntary filing with the Securities and Exchange Commission or other public report, filing or announcement shall be made in respect of such transfer during this Lock-Up Period.  For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption not more remote than the first cousin.

Prior to engaging in any transaction or taking any other action that is subject to the restrictions imposed by clauses (i) and (ii) above at any time during the Lock-Up Period, the undersigned will give notice thereof to the Company and the Trust and will not consummate such transaction or take any such action unless it has received written confirmation from the Company and the Trust that the Lock-Up Period has expired.

The undersigned further agrees that (i) it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to the registration under the Securities Act of 1933, as amended (the “1933 Act”), of any Trust Units or other capital stock or any securities convertible into or exercisable or exchangeable for Trust Units or other capital stock, and (ii) the Trust may, with respect to any Trust Units or other capital stock or any securities convertible into or exercisable or exchangeable for Trust Units or other capital stock owned or held (of record or beneficially) by the undersigned, cause the transfer agent or other registrar to enter stop transfer instructions and implement stop transfer procedures with respect to such securities during the Lock-Up Period.

The undersigned hereby waives any and all notice requirements and rights with respect to the registration of any securities pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement or similar agreement, to which the undersigned is a party or under which the undersigned is entitled to any right or benefit and any tag-along rights, co-sale rights or other rights to have any securities (debt or equity) included in the offering contemplated by this agreement or sold in connection with the sale of Securities pursuant to the Underwriting Agreement, provided that such waiver shall apply only to the public offering of Trust Units pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act in connection therewith.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that this agreement has been duly authorized (if applicable), executed and delivered by the undersigned and is a valid and binding agreement of the undersigned.  This agreement and all authority herein conferred are irrevocable and shall survive the death or incapacity of the undersigned (if a natural person) and shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

If the Underwriting Agreement is not executed by the parties thereto prior to [ • ], [ • ], or if the Underwriting Agreement shall be terminated prior to the delivery of the Securities thereunder, this agreement shall automatically terminate and become null and void.

The undersigned acknowledges and agrees that whether or not any public offering of Trust Units actually occurs depends on a number of factors, including market conditions.

THE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the undersigned has executed and delivered this agreement as of the date first set forth above.

Yours very truly,

Print Name:

EXHIBIT E

FORM OF OPINION OF COMPANY COUNSEL

[To Come]

E-1

EXHIBIT F

FORM OF OPINION OF SPECIAL DELAWARE TRUST COUNSEL

[To Come]

F-1

EXHIBIT G

FORM OF TRUSTEE COUNSEL OPINION

[To Come]

G-1

EXHIBIT H

PRICE-RELATED INFORMATION

Public offering price: $            per Trust Unit

Net proceeds, before expenses, to the Company: $            per Trust Unit

Settlement date: [ • ], 2018

H-1

EXHIBIT I

ISSUER GENERAL USE FREE WRITING PROSPECTUSES

[None]

I-1

EXHIBIT J

WRITTEN TESTING-THE-WATERS COMMUNICATION

[ • ]

J-1